Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-195332

SUPPLEMENT NO. 1 Dated September 10, 2014

to PROSPECTUS and PROSPECTUS SUPPLEMENT

each Dated April 17, 2014

US $25,000,000,000

JOHN DEERE CAPITAL CORPORATION

Medium-Term Notes, Series F

Due Nine Months or More from Date of Issue

This Supplement amends certain subsections in the Prospectus Supplement under the heading “United States Federal Income Taxation” as follows:

The text of the subsection entitled “Non-United States Persons” is amended by deleting the reference to “Form W-8BEN” and replacing it with the following: “Form W-8BEN or W-8BEN-E, whichever is applicable,”.